Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
October 16, 2012	Investor Relations Dept.
(800) 536-7453

Torch Energy Royalty Trust receives New York Stock Exchange Listing Extension

HOUSTON — Torch Energy Royalty Trust (“Trust”) (NYSE: TRU) (www.torchroyalty.com) today announced that the New York Stock Exchange (the “NYSE”) has agreed to provide the Trust with a three-month trading period extension to January 16, 2013, subject to reassessment on an ongoing basis.

The three-month trading period granted by the NYSE, which is subject to reassessment by the NYSE on an ongoing basis, provides the Trust until January 16, 2013 to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “2011 Annual Report”) and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012 (“2012 Quarterly Reports”) with the Securities and Exchange Commission. During this period, the continued listing and trading of the Trust’s common stock on the NYSE will remain unaffected. If the Trust does not file its 2011 Annual Report and/or the 2012 Quarterly Reports by January 16, 2013, the Trust may request that the NYSE grant a final additional extension to April 16, 2013.

The Trust is working diligently to obtain the information necessary to complete the 2011 Annual Report and 2012 Quarterly Reports. The Trust intends to complete and file these reports as soon as reasonably practicable.

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. The Trust undertakes no obligation to update or revise any forward-looking statement except as required by law.